Exhibit 99.1

May 11, 2020

Liberty Media Corporation Announces Terms for Previously Announced Rights Offering

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation (Nasdaq: LSXMA, LSXMB, LSXMK, BATRA, BATRK, FWONA, FWONK) ("Liberty") announced today terms for Liberty's previously announced distribution (the "Rights Distribution") of subscription rights to holders of its Series A, Series B and Series C Liberty SiriusXM common stock  (“Liberty SiriusXM common stock”) to acquire shares of its Series C Liberty SiriusXM common stock (the "Series C Liberty SiriusXM Rights") in a rights offering to follow such distribution (the "Rights Offering"). The distribution date for the Rights Distribution will be 5:00 p.m., New York City time, on May 15, 2020.  As previously announced, the record date for the Rights Distribution will be 5:00 p.m., New York City time, on May 13, 2020 (such date and time, the "Rights Record Date"); however, as a result of "due bill" trading procedures, those persons acquiring shares of Liberty SiriusXM common stock in the market following the Rights Record Date but prior to the ex-dividend date (discussed below) will be entitled to receive Series C Liberty SiriusXM Rights.

In the Rights Distribution, Liberty will distribute 0.0939 of a Series C Liberty SiriusXM Right for each share of Series A, Series B or Series C Liberty SiriusXM common stock held as of the Rights Record Date. Fractional Series C Liberty SiriusXM Rights will be rounded up to the nearest whole right, to be described in more detail in the prospectus (the “Prospectus”) to be included in Liberty's Registration Statement on Form S-3 which will be filed with the Securities and Exchange Commission prior to the Rights Distribution. No rights to purchase shares of any other series of Liberty's common stock will be issued in the Rights Distribution.

Each whole Series C Liberty SiriusXM Right will entitle the holder to purchase, pursuant to the basic subscription privilege, one share of Liberty's Series C Liberty SiriusXM common stock at a subscription price of $25.47, which is equal to an approximate 20% discount to the volume weighted average trading price of Liberty's Series C Liberty SiriusXM common stock for the 3-day trading period ending on and including May 8, 2020. Each Series C Liberty SiriusXM Right also entitles the holder to subscribe for additional shares of Series C Liberty SiriusXM common stock that are unsubscribed for in the Rights Offering pursuant to an oversubscription privilege.

It is expected that the Rights Offering will commence on May 18, 2020, which is also the proposed ex-dividend date for the distribution of the Series C Liberty SiriusXM Rights. Liberty expects that the Series C Liberty SiriusXM Rights will be tradable beginning on the commencement date. Liberty intends to announce additional information, including the definitive ex-dividend date and information regarding the trading of the Series C Liberty SiriusXM Rights on Nasdaq (including whether and when there will be a when-issued trading market) as soon as such information has been confirmed.

The completion of the Rights Distribution remains subject to the satisfaction of certain conditions, and Liberty reserves the right to terminate the Rights Offering at any time prior to the expiration date of the Rights Offering, including prior to the Rights Distribution date or the commencement of the Rights Offering.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Rights Distribution, the Rights Offering and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, Liberty's ability to satisfy the conditions to the Rights Distribution and Liberty's ability to complete the Rights Offering. These forward-looking statements speak only as of the date of this press release, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including the most recent Form 10-K and 10-Q, for additional information about Liberty and about the risks and uncertainties related to Liberty's business which may affect the statements made in this press release.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of any securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Rights Offering will be made only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. None of Liberty, its board of directors or any committee of its board of directors is making any recommendation to rightsholders as to whether to exercise or sell their Series C Liberty SiriusXM Rights. Rightsholders should carefully read the Prospectus insofar as it relates to the Rights Offering before making any decisions with respect to their Series C Liberty SiriusXM Rights.

Liberty Media Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Media Corporation